Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statement Nos. 333-126928, 333-126929, 333-112175, 333-49297, 333-51795, 333-43572, 333-41964, 333-69301, 333-63627, 333-61369, 333-88399, 333-80829, 333-54024, 333-71404, 333-66586, 333-99611, 333-91422, 333-110257, 333-41337 and 333-121740 on Form S-8 of our reports dated February 26, 2008, relating to the financial statements and financial statement schedule of McAfee, Inc. (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) the adoption of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” and (ii) FASB No. 123(R), “Shared Based Payments”), and the effectiveness of McAfee Inc.’s internal control over financial reporting, (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K of McAfee, Inc. for the year ended December 31, 2007.
/s/ DELOITTE & TOUCHE LLP
San Jose, California
February 26, 2008